UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2009
UDR, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado	80129

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
The financial results and related information of UDR, Inc. (the “Company”) for the quarter ended September 30, 2009 are as follows:
Overview
The Company generated Funds from Operations (“FFO”) of $29.8 million, or $0.19 per diluted share, for the quarter ended September 30, 2009, versus $49.6 million, or $0.33 per diluted share, in the third quarter of 2008. The third quarter 2009 results reflect (1) a non-cash equity loss of $0.10 per share on a diluted basis related to the Company’s investment in two of its single-asset unconsolidated joint ventures, and (2) a $0.02 per share charge associated with the premium on a tender offer for $37.5 million of the Company’s bonds maturing in 2024 with a coupon of 8.5 percent. The 2009 results exclude the negative $0.01 per share effect of the implementation of FASB ASC Subtopic 470-201. Excluding the one-time charge for the premium on the bond tender, the equity loss on the Bellevue assets and the impact of ASC Subtopic 470-20, FFO-Core per diluted share would have been $0.31 versus FFO-Core of $0.30 per diluted share in the prior year period.
For the nine months ended September 30, 2009, the Company generated FFO of $0.90 per diluted share as compared to $1.02 for the comparable period a year ago, exclusive of the impact of ASC Subtopic 470-20. Including the impact of ASC Subtopic 470-20, FFO per share would have been $0.86 per diluted share for the nine months ended September 30, 2009 and $0.99 per diluted share a year ago. Excluding the one-time charge for the premium on the bond tender and gains on debt repurchases and the non-cash equity loss, FFO-Core per diluted share for the nine months ended September 30, 2009 would have been $0.94 excluding the impact of ASC Subtopic 470-20 and $0.93 per diluted share a year ago.
A reconciliation of FFO follows below:

	Q3 2009	Q3 2008	YTD 2009	YTD 2008

FFO-Core	$0.31	$0.30	$0.94	$0.93

Equity Loss on Unconsolidated JV	(0.10)	—	(0.10)	—
Debt Gains	—	0.02	0.08	0.06
Debt Tender Offer	(0.02)		(0.02)	—
Asset Sales	—	—	—	(0.01)
Tax Benefits	—	0.01	—	0.04

FFO-Reported	$0.19	$0.33	$0.90	$1.02

ASC Subtopic 470-20 (Additional expense plus write-offs from repurchases)	(0.01)	(0.01)	(0.04)	(0.03)

FFO — adjusted for ASC Subtopic 470-20	$0.18	$0.32	$0.86	$0.99

[1]	Formerly Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).

A reconciliation of FFO to GAAP Net Income can be found below under the heading “Other Information.”
In the third quarter of 2009, the Company recognized a non-cash equity loss of $16.0 million or $0.10 per diluted share, representing a decline in fair market value below the carrying value of the Company’s investment in two of its single-asset unconsolidated joint venture properties.
Operations
The Company experienced a same-store net operating income (“NOI”) decline of 3.7 percent for the third quarter 2009. Same-store physical occupancy increased 60 basis points to 95.6 percent year-over-year. Same-store revenue declined by 3.0 percent on a challenging revenue comparable of positive 3.4 percent in the prior year. Same-store expenses were down 1.6 percent due to tight expense controls, allowing the Company to maintain a 67 percent operating margin substantially in line with the third quarter of 2008. Sequentially, revenues declined 1.5 percent, same-store expenses increased by 3.6 percent and net operating income declined 3.9 percent.
Summary Same-Store Results Third Quarter 2009 versus Third Quarter 2008

	Revenue	Expense	NOI	% of Same-		Number of
	Growth/	Growth/	Growth/	Store	Same-Store	Same-Store
Region	Decline	Decline	Decline	Portfolio[1]	Occupancy[2]	Homes[3]

Western	-4.4%	-2.9%	-5.0%	48.0%	95.4%	13,692
Mid-Atlantic	-0.1%	-0.7%	0.2%	27.5%	96.5%	9,257
Southeastern	-3.3%	0.2%	-5.5%	21.0%	95.1%	10,693
Southwestern	-4.8%	-6.0%	-4.1%	3.5%	95.3%	1,469

Total	-3.0%	-1.6%	-3.7%	100.0%	95.6%	35,111

[1]	Based on QTD 2009 NOI.

[2]	Average same-store occupancy for the quarter.

[3]	During the third quarter, 35,111 apartment homes, or approximately 78 percent of 45,249 total apartment homes, were classified as same-store. The Company defines same-store as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.
Technology Platform
The Company continues to make progress on automating its business as a way to drive operating efficiencies and to better meet the changing needs of our residents. In the third quarter, 64 percent of move-ins were originated through an internet source versus 53 percent in third quarter 2008. Since its launch in January 2009, 80 percent of the Company’s residents are utilizing the resident internet portal, and resident electronic payments have increased to 52 percent from 38 percent at the end of June. These incremental improvements in adopting the web as a way to conduct business with the Company have resulted in: 1) higher resident satisfaction, 2) a 7 percent decline in same-store marketing and advertising costs and, 3) improved cash management, reduced collection costs and a reduction in labor-hours associated with the rent collection process.

Portfolio Investment Activities
The Company has six active development projects and two active redevelopment projects underway, comprising 2,666 homes, at a total cost of $405 million. Management anticipates delivery of the majority of the apartment homes in 2010, which should align with improving market conditions. During the quarter, the Company purchased a recently completed 289 home community in Dallas via our last pre-sale agreement for $28.3 million and the property is currently 97 percent leased.
The Company does not intend to start additional development projects in 2009 and did not complete any dispositions during the quarter.
Capital Markets Activity
During the third quarter of 2009, the Company completed a number of activities geared toward managing the term and cost structure of its debt. As previously announced, the Company closed on a $200 million, 10-year, secured credit facility with Fannie Mae at a blended interest rate of 5.28 percent, the proceeds of the second draw will be used to prepay substantially all of its 2010 secured debt. Additionally, the Company completed a $37.5 million tender offer of its 2024, 8.5 percent coupon bonds and anticipates that the retirement of this debt will result in a savings of $15 million to $17 million in future interest payments. The bonds were retired at a 10 percent premium to face value and resulted in a $3.8 million one-time charge to FFO.
In August, the Company announced the closing of a $450 million joint venture with Kuwait Finance House. The joint venture will have a minimum of 60 percent leverage with an equity contribution from the Company of $54 million when fully invested. The joint venture will invest in high barrier to entry markets and may provide a way for the Company to expand its geographic footprint. In addition, involvement in the joint venture does not preclude the Company from pursuing other acquisition opportunities.
In September, the Company initiated an “At the Market” equity offering program whereby it can sell up to 15 million shares. The program is intended to allow the Company to opportunistically issue equity based on current market conditions. During the quarter, the Company sold approximately 2.3 million shares under the program at a weighted average price of $14.89.

Balance Sheet
At September 30, 2009, the Company had capacity of more than $1 billion in a combination of cash and undrawn capacity on its credit facilities, giving the Company ample flexibility to meet its capital needs for debt maturities and development activities through 2011. Additional capacity, if needed, could be raised via its $3.2 billion unencumbered asset base (on a historical non-depreciated cost basis).
The Company’s total indebtedness at September 30, 2009 was $3.3 billion. The Company ended the third quarter with 83 percent fixed-rate debt, a total blended interest rate of 4.5 percent and a weighted average maturity of 5.8 years. The Company’s fixed charge coverage ratio improved to 2.1 times as compared to 1.9 times at the end of the third quarter 2008 when adjusted for non-recurring items.

Statement of Operations Information
UDR
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands, except per share amounts	2009	2008	2009	2008

Rental income	$150,311	$147,414	$452,769	$413,955

Rental expenses:
Real estate taxes and insurance	18,908	19,101	57,771	47,775
Personnel	13,049	12,675	38,464	36,523
Utilities	8,207	8,113	23,924	22,017
Repair and maintenance	8,315	8,318	23,423	22,544
Administrative and marketing	3,636	3,635	10,553	10,784
Property management	4,134	4,054	12,452	11,384
Other operating expenses	1,172	1,153	4,437	3,183

	57,421	57,049	171,024	154,210

Non-property income:
Loss from unconsolidated entities (1)	(16,742)	(1,897)	(18,187)	(3,286)
Tax benefit/(expense) for taxable REIT subsidiary	(14)	829	(65)	5,743
Interest and other income	1,627	9,969	10,609	21,286

	(15,129)	8,901	(7,643)	23,743

Other expenses:
Real estate depreciation and amortization	69,695	65,551	207,747	180,493
Interest	33,909	39,860	105,794	118,381
Net gain on debt extinguishment (2)	—	(2,523)	(9,849)	(8,595)
Amortization of convertible debt premium	967	1,670	3,316	5,010
Expenses related to tender offer	3,764	—	3,764	—

Total interest	38,640	39,007	103,025	114,796
Hurricane related expenses	—	833	127	833
General and administrative	8,924	9,835	27,797	29,535
Other depreciation and amortization	858	1,140	3,730	3,013

	118,117	116,366	342,426	328,670

Loss from continuing operations	(40,356)	(17,100)	(68,324)	(45,182)
Income from discontinued operations	601	6,736	2,486	806,908

Consolidated net (loss)/income	(39,755)	(10,364)	(65,838)	761,726
Net loss/(income) attributable to non-controlling interests	1,779	450	3,175	(48,598)

Net (loss)/income attributable to UDR, Inc.	(37,976)	(9,914)	(62,663)	713,128
Distributions to preferred stockholders — Series E (Convertible)	(931)	(931)	(2,793)	(2,793)
Distributions to preferred stockholders — Series G	(1,869)	(1,989)	(5,607)	(6,545)
Discount on preferred stock repurchases, net	—	3,056	—	3,056

Net (loss)/income available to common stockholders	$(40,776)	$(9,778)	$(71,063)	$706,846

Earnings per weighted average common share — basic and diluted: (3)
Loss from continuing operations available to common stockholders	$(0.27)	$(0.12)	$(0.50)	$(0.71)
Income from discontinued operations	$0.00	$0.05	$0.02	$5.79
Net (loss)/income available to common stockholders	$(0.27)	$(0.07)	$(0.48)	$5.08

Common distributions declared per share (2)	$0.180	$0.305	$0.665	$0.915

Weighted average number of common shares outstanding — basic (2)	150,000	137,329	149,048	139,266
Weighted average number of common shares outstanding — diluted (2)	150,000	137,329	149,048	139,266

(1)	Includes $16,000 equity loss on Bellevue Plaza and Ashwood Commons joint ventures for the three and nine months ended September 30, 2009.

(2)	Includes $0 and $3,365 write-off of convertible debt premium for the three and nine months ended September 30, 2009.

(3)	Amounts for all periods represented have been adjusted to reflect the issuance of 11.4 million common shares issued in connection with the Company’s January 29, 2009 special dividend.

Other Information
UDR
Funds From Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands, except per share amounts	2009	2008	2009	2008

Net (loss)/income attributable to UDR, Inc.	$(37,976)	$(9,914)	$(62,663)	$713,128

Distributions to preferred stockholders	(2,800)	(2,920)	(8,400)	(9,338)
Real estate depreciation and amortization, including discontinued operations	69,695	65,551	207,747	180,493
Non-controlling interest	(1,779)	(450)	(3,175)	48,598
Real estate depreciation and amortization on unconsolidated joint ventures	1,276	1,302	3,584	3,364
Net gains on the sale of depreciable property in discontinued operations, excluding RE3	(555)	(6,566)	(2,440)	(787,555)

Funds from operations (“FFO”) — basic	$27,861	$47,003	$134,653	$148,690

Distribution to preferred stockholders — Series E (Convertible)	931	931	2,793	2,793

Funds from operations — diluted	$28,792	$47,934	$137,446	$151,483

FFO per common share — basic	$0.18	$0.32	$0.86	$1.00

FFO per common share — diluted	$0.18	$0.32	$0.86	$0.99

Write-off of convertible debt premium for repurchases (1)	—	—	3,365	—
Amortization of convertible debt premium (1)	967	1,670	3,316	5,010

Funds from operations as adjusted — diluted	$29,759	$49,604	$144,127	$156,493

FFO as adjusted per common share — diluted	$0.19	$0.33	$0.90	$1.02

Weighted average number of common shares and OP Units outstanding — basic (2)	156,317	146,899	156,001	148,899
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted (2)	160,197	151,185	159,357	153,160

(1)	FASB ASC Subtopic 470-20, formerly Staff Position APB 14-1, requires companies to expense, on a current and retroactive basis, certain implied costs of the option value related to convertible debt and is effective for fiscal years beginning on or after December 15, 2008. The adoption results in the recognition of non-cash charges.

(2)	Amounts for all periods represented have been adjusted to reflect the issuance of 11.4 million common shares issued in connection with the Company’s January 29, 2009 special dividend.
FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, premiums or original issuance costs associated with preferred stock redemptions, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. UDR considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of UDR’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

Balance Sheet Information
UDR
Consolidated Balance Sheets

	September 30,	December 31,
In thousands, except share and per share amounts	2009	2008
	(unaudited)	(audited)
ASSETS

Real estate owned:
Real estate held for investment	$5,835,852	$5,644,930
Less: accumulated depreciation	(1,284,227)	(1,078,637)

	4,551,625	4,566,293
Real estate under development (net of accumulated depreciation of $482 and $52)	232,957	186,771

Total real estate owned, net of accumulated depreciation	4,784,582	4,753,064
Cash and cash equivalents	24,954	12,740
Marketable securities	37,020	—
Restricted cash	8,280	7,726
Deferred financing costs, net	26,002	29,168
Notes receivable	7,300	207,450
Investment in unconsolidated joint ventures	53,598	47,048
Other assets	68,521	85,842
Other assets — real estate held for disposition	—	767

Total assets	$5,010,257	$5,143,805

LIABILITIES AND STOCKHOLDERS’ EQUITY

Secured debt	$1,863,127	$1,462,471
Unsecured debt	1,411,919	1,798,662
Real estate taxes payable	32,500	14,035
Accrued interest payable	19,108	20,744
Security deposits and prepaid rent	30,771	28,829
Distributions payable	30,810	57,144
Deferred gains on the sale of depreciable property	28,831	28,845
Accounts payable, accrued expenses, and other liabilities	56,560	71,395
Other liabilities — real estate held for disposition	—	1,204

Total liabilities	3,473,626	3,483,329

Redeemable non-controlling interests in operating partnership	99,137	108,092

Stockholders’ equity
Preferred stock, no par value; 50,000,000 shares authorized
2,803,812 shares of 8.00% Series E Cumulative Convertible issued and outstanding (2,803,812 shares at December 31, 2008)	46,571	46,571
4,430,700 shares of 6.75% Series G Cumulative Redeemable issued and outstanding (4,430,700 shares at December 31, 2008)	110,768	110,768
Common stock, $0.01 par value; 250,000,000 shares authorized 152,846,734 shares issued and outstanding (148,781,115 shares at December 31, 2008)	1,528	1,488
Additional paid-in capital	1,906,300	1,850,871
Distributions in excess of net income	(628,445)	(448,737)
Accumulated other comprehensive loss, net	(2,714)	(11,927)

Total UDR, Inc. stockholders’ equity	1,434,008	1,549,034
Non-controlling interest	3,486	3,350

Total equity	1,437,494	1,552,384

Total liabilities and stockholders’ equity	$5,010,257	$5,143,805

Forward Looking Statements
Certain statements made in this report may constitute “forward-looking statements.” The words “expect,” “intend,” “believe,” “anticipate,” “likely,” “will” and similar expressions generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, delays in completing developments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the Vitruvian Park project, expectations that automation will help grow net operating income, expectations on post-renovated stabilized annual operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this report, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, INC.
Date: October 20, 2009	By:	/s/ David L. Messenger
		Name:	David L. Messenger
		Title:	Senior Vice President and Chief Financial Officer